Exhibit 10.6

CONSENT AND TECHNICAL MODIFICATION AGREEMENT

April 7, 2020

The undersigned are parties to that certain Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Burlington Coat Factory Warehouse Corporation, a Florida corporation (the “Lead Borrower”), the other Borrowers party thereto, the Facility Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lead Borrower has requested that Administrative Agent consent to modify the definition of Qualifying Senior Secured Debt to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

““Qualifying Senior Secured Debt” means any Indebtedness of any Loan Party (i) secured by a Lien which is pari passu to the Lien of the Term Loan Collateral Agent on the Collateral and which is junior and subordinate to the Lien of the Collateral Agent with respect to the ABL Priority Collateral, (ii) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Maturity Date (it being understood that any required (x) offer to purchase or (y) prepayment obligation in respect of such Indebtedness as a result of a change of control, similar event, or asset sale shall not violate the foregoing restriction), and (iii) which is subject to the terms of a Qualifying Pari Passu Intercreditor Agreement.”.

Administrative Agent hereby consents to the foregoing modifications in accordance with Section 9.02(d)(y)(ii) of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION,
as lead borrower

By:/s/ David Glick

Name: David Glick

Title: Senior Vice President of

Investor Relations and Treasurer

Bank of America, N.A.,
as Administrative Agent

By:/s/ Roger Malouf

Name: Roger Malouf

Title: Senior Vice President